Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated April 28, 2021, relating to the financial statements of Fanhua Inc. and its subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 20-F of Fanhua Inc. for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Deloitte Touche Tohmatsu

Hong Kong

March 7, 2024